Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of China Teletech Holding, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2014 (the “Report”), I, Yankuan Li, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. §78m or 78o(d), and,

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2014	By:	/s/ Yankuan Li
Yankuan Li
President and Chief Executive Officer
(Principal Executive Officer)